Amendment to the
Transfer Agency Agreement between
Jackson Variable Series Trust and
Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust (formerly, Curian Variable Series Trust), a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement dated November 29, 2011, as amended (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (“Funds”) and the owners of record thereof.

Whereas, the parties have agreed to amend the first paragraph of the Agreement to change the name of the Trust from Curian Variable Series Trust to Jackson Variable Series Trust.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to amend the names of the following Funds (“Amended Fund Names”) and to remove the following Funds pursuant to the merger of these Funds into other Funds (“Acquired Funds”):

Amended Fund Names (effective April 27, 2015)

-	Curian Guidance – Interest Rate Opportunities Fund to JNAM Guidance – Interest Rate Opportunities Fund
-	Curian Guidance – Equity Income Fund to JNAM Guidance – Equity Income Fund
-	Curian Guidance – Conservative Fund to JNAM Guidance – Conservative Fund
-	Curian Guidance – Moderate Fund to JNAM Guidance – Moderate Fund
-	Curian Guidance – Growth Fund to JNAM Guidance – Growth Fund
-	Curian Guidance – Moderate Growth Fund to JNAM Guidance – Moderate Growth Fund
-	Curian Guidance – Maximum Growth Fund to JNAM Guidance – Maximum Growth Fund
-	Curian Guidance – Alt 100 Moderate Fund to JNAM Guidance – Alt 100 Fund
-	Curian Guidance – Equity 100 Fund to JNAM Guidance – Equity 100 Fund
-	Curian Guidance – Fixed Income 100 Fund to JNAM Guidance – Fixed Income 100 Fund
-	Curian Guidance – Real Assets Fund to JNAM Guidance – Real Assets Fund
-	Curian Tactical Advantage 35 Fund to JNL Tactical ETF Conservative Fund
-	Curian Tactical Advantage 60 Fund to JNL Tactical ETF Moderate Fund
-	Curian Tactical Advantage 75 Fund to JNL Tactical ETF Growth Fund
-	Curian/American Funds® Global Growth Fund to JNL/American Funds® Global Growth Fund

-	Curian/American Funds® Growth Fund to JNL/American Funds® Growth Fund
-	Curian/AQR Risk Parity Fund to JNL/AQR Risk Parity Fund
-	Curian/BlackRock Global Long Short Credit Fund to JNL/BlackRock Global Long Short Credit Fund
-	Curian/DFA U.S. Micro Cap Fund to JNL/DFA U.S. Micro Cap Fund
-	Curian/DoubleLine® Total Return Fund to JNL/DoubleLine® Total Return Fund
-	Curian/Eaton Vance Global Macro Absolute Return Advantage Fund to JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
-	Curian/Epoch Global Shareholder Yield Fund to JNL/Epoch Global Shareholder Yield Fund
-	Curian/FAMCO Flex Core Covered Call Fund to JNL/FAMCO Flex Core Covered Call Fund
-	Curian Focused International Equity Fund to JNL/WCM Focused International Equity Fund
-	Curian Focused U.S. Equity Fund to JNL/The London Company Focused U.S. Equity Fund
-	Curian/Franklin Templeton Frontier Markets Fund to JNL/Franklin Templeton Frontier Markets Fund
-	Curian/Franklin Templeton Natural Resources Fund to JNL/Franklin Templeton Natural Resources Fund
-	Curian/Lazard International Strategic Equity Fund to JNL/Lazard International Strategic Equity Fund
-	Curian Long Short Credit Fund to JNL/PPM America Long Short Credit Fund
-	Curian/Neuberger Berman Currency Fund to JNL/Neuberger Berman Currency Fund
-	Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund to JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
-	Curian/Nicholas Convertible Arbitrage Fund to JNL/Nicholas Convertible Arbitrage Fund
-	Curian/PIMCO Credit Income Fund to JNL/PIMCO Credit Income Fund
-	Curian/T. Rowe Price Capital Appreciation Fund to JNL/T. Rowe Price Capital Appreciation Fund
-	Curian/The Boston Company Equity Income Fund to JNL/The Boston Company Equity Income Fund
-	Curian/Van Eck International Gold Fund to JNL/Van Eck International Gold Fund

Removal of Acquired Funds (effective April 27, 2015)

-	Curian Guidance – Institutional Alt 65 Fund
-	Curian Guidance – Tactical Maximum Growth Fund
-	Curian Guidance – Tactical Moderate Growth Fund
-	Curian Guidance – Multi-Strategy Income Fund
-	Curian Guidance – Alt 100 Conservative Fund
-	Curian Guidance – Alt 100 Growth Fund
-	Curian Guidance – International Conservative Fund

-	Curian Guidance – International Moderate Fund
-	Curian Guidance – International Growth Fund
-	Curian Dynamic Risk Advantage – Growth Fund
-	Curian Dynamic Risk Advantage – Income Fund
-	Curian Dynamic Risk Advantage – Diversified Fund
-	Curian/Aberdeen Latin America Fund
-	Curian/Ashmore Emerging Market Small Cap Equity Fund
-	Curian/Baring International Fixed Income Fund
-	Curian/CenterSquare International Real Estate Securities Fund
-	Curian/PineBridge Merger Arbitrage Fund
-	Curian/Schroder Emerging Europe Fund
-	Curian/UBS Global Long Short Fixed Income Opportunities Fund

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and JNAM agree to amend the Agreement as follows:

1.	The first paragraph of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

This Agreement is made as of this 29th day of November 2011, by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

2.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the parties have caused this Amendment to be executed and effective as of April 27, 2015.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:	Jackson Variable Series Trust

/s/ Sara M. Emmerich	By:	/s/ Angela R. Burke
	Name:	Angela R. Burke
	Title:	Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Sara M. Emmerich	By:	/s/ Mark D. Neurd
	Name:	Mark D. Nerud
	Title:	President and CEO

Exhibit A

  List of Funds as of April 27, 2015

JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Equity Income Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Franklin Templeton Frontier Markets Fund
JNL/Franklin Templeton Natural Resources Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

 A-1